Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Zayo Group Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2015.

BATTERY VENTURES VII, L.P.
By: Battery Partners VII, LLC, its general partner

By:	*
Title:	Member Manager

BATTERY INVESTMENT PARTNERS VII, LLC
By: Battery Partners VII, LLC, its general partner

By:	*
Title:	Member Manager

BATTERY VENTURES VIII, L.P.
By: Battery Partners VIII, LLC, its general partner

By:	*
Title:	Member Manager

BATTERY PARTNERS VII, LLC

By:	*
Title:	Member Manager

BATTERY PARTNERS VIII, LLC

By:	*
Title:	Member Manager

BATTERY MANAGEMENT CORP.

By:	*
Title:	Chief Financial Officer

THOMAS J. CROTTY

By:	*

RICHARD D. FRISBIE

By:	*

KENNETH P. LAWLER

By:	*

R. DAVID TABORS

By:	*

SCOTT R. TOBIN

By:	*

NEERAJ AGRAWAL

By:	*

MICHAEL M. BROWN

By:	*

ROGER H. LEE

By:	*

* By:	/s/ Christopher Schiavo
Name:	Christopher Schiavo
Attorney-in-Fact